PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-248954

Utz Brands, Inc.

$750,000,000

Class A Common Stock

Preferred Stock

Depositary Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts and

Units

This prospectus relates to the offer and sale from time to time by Utz Brands, Inc. of up to $750,000,000 of the following securities, in one or more series or classes, separately or together:

•	Class A Common Stock;

•	Preferred Stock;

•	Depositary Stock;

•	Debt Securities;

•	Guarantees of Debt Securities;

•	Warrants;

•	Subscription Rights;

•	Stock Purchase Contracts; and

•	Units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. We provide more information in the section entitled “Plan of Distribution.”

Our registration of the securities covered by this prospectus does not mean that we will issue, offer or sell, as applicable, any of the securities.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Class A Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbols “UTZ”. On September 15, 2021, the closing price of our Class A Common Stock was $18.35 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3 and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2021.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using this shelf registration process, we may sell any of our Class A Common Stock, preferred stock, depositary stock, debt securities, guarantees of debt securities, warrants, subscription rights, stock purchase contracts and units, in each case from time to time in one or more offerings, as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we sell securities, we will, if required, provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents and that information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

On August 28, 2020 (the “Closing Date”), Utz Brands, Inc. (formerly known as Collier Creek Holdings), consummated its business combination pursuant to that certain Business Combination Agreement, dated as of June 5, 2020 (the “Business Combination Agreement”), among the Company, Utz Brands Holdings, LLC, a Delaware limited liability company (“Utz Brands Holdings”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”) and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and together with Series U, the “Continuing Members”). As contemplated by the Business Combination Agreement, on the Closing Date, Collier Creek Holdings domesticated into a Delaware corporation (the “Domestication”) and consummated the acquisition of certain company units of Utz Brands Holdings, the parent of Utz Quality Foods, LLC (“Utz Quality Foods”), as a result of a new issuance by Utz Brands Holdings and purchases from Utz Brands Holdings’ existing equityholders pursuant to the Business Combination Agreement (the “Business Combination”).

Unless the context indicates otherwise, references to “the Company,” “we,” “us” and “our” refer to Utz Brands, Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “Collier Creek” refers to Collier Creek Holdings prior to the Business Combination. “Utz” refers to Utz Brands Holdings and its subsidiaries prior to the Business Combination.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or license numerous domestic and foreign trademarks and other proprietary rights that are important to our businesses. These include the U.S. trademark registrations, which protect certain rights in the following brands: Utz, Zapp’s, ON THE BORDER, Golden Flake, Good Health, Boulder Canyon, Hawaiian, TORTIYAHS!, Tim’s Cascade, Snyder of Berlin, “Dirty”, Kitchen Cooked, Bachman, and Jax, among others. We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus may be registered in the U.S. and other jurisdictions. Each trademark, trade name or service mark of any other company appearing in this prospectus is owned or used under license by such company.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended January 3, 2021, filed on March 18, 2021, as amended by our Form 10-K/A, filed on May 13, 2021 (our “Annual Report”);

•	Our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2021 and July 4, 2021, filed on May 13, 2021 and August 12, 2021, respectively;

•	Our Current Reports on Form 8-K, filed on December 14, 2020, as amended by our Form 8-K/A, filed on February 23, 2021, January 11, 2021, January 20, 2021, February 4, 2021, May 4, 2021 (only with respect to Item 4.02 therein), May 5, 2021, May 21, 2021 and July 26, 2021; and

•	The description of our securities filed as an exhibit to our Annual Report.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the securities to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.utzsnacks.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to: :

Utz Brands, Inc.

900 High Street

Hanover, PA17331

Attention: Investor Relations

Telephone: (717) 637-6644

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.utzsnacks.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus (except for the SEC filings expressly incorporated by reference herein). You should not rely on any such information in making your decision whether to purchase the securities. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“2020 LTIP” means the Utz Quality Foods, LLC 2020 Long-Term Incentive Plan, a sub-plan under the Equity Incentive Plan.

“2020 LTIP RSU” means a restricted stock unit awarded under the 2020 LTIP, which represents an unfunded and unsecured promise by us to pay a participant one share of Class A Common Stock, and in the aggregate may settle into shares of Class A Common Stock plus such number of shares the Company may deliver, in its discretion, to satisfy certain tax gross-up obligations.

“Amendment No. 2” means Amendment No. 2 to the Credit Agreement, dated January 20, 2021, among Utz Quality Foods, Utz Brands Holdings, and Bank of America, N.A., as administrative agent and collateral agent and each lender from time to time party thereto.

“ASC” means the Accounting Standards Codification.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Bylaws” mean the bylaws of the Company in effect as of August 28, 2020.

“Cayman Islands Companies Law” refers to the Companies Law (2020 Revision) of the Cayman Islands.

“Certificate of Incorporation” means the certificate of incorporation of the Company filed with the Secretary of State of the State of Delaware on August 28, 2020.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.0001 per share.

“Class A Ordinary Shares” means the Class A ordinary shares of Collier Creek, par value $0.0001 per share, prior to the Domestication.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.0001 per share.

“Class B Ordinary Shares” means the Class B ordinary shares of Collier Creek, par value $0.0001 per share, prior to the Domestication.

“Class V Common Stock” means the Class V Common Stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collier Creek” or “CCH” means Collier Creek Holdings (which, prior to the Domestication, was an exempted company incorporated under the laws of the Cayman Islands and after the Domestication became a corporation incorporated under the laws of the State of Delaware and changed its name to “Utz Brands, Inc.”).

“Collier Creek’s independent directors” means Collier Creek’s independent directors prior to the Domestication.

“Common Company Units” means common units representing limited liability company interests of Utz Brands Holdings following the Business Combination, which are non-voting, economic interests in Utz Brands Holdings.

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“Common Stock” means, without duplication, the Class A Common Stock and the Class V Common Stock of the Company.

“Company” means Collier Creek as a Delaware corporation by way of continuation following the Domestication and the Business Combination. In connection with the Domestication and simultaneously with the Business Combination, Collier Creek changed its corporate name to “Utz Brands, Inc.”

“Company Board” means the board of directors of the Company subsequent to the Domestication.

“Continuing Member Nominees” means the board members of the Company nominated by the Continuing Members pursuant to the Investor Rights Agreement.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“DGCL” means the Delaware General Corporation Law, as amended.

“Domestication” means the continuation of Collier Creek by way of domestication of Collier Creek into a Delaware corporation, pursuant to which the ordinary shares of Collier Creek became shares of Common Stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Law and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Certificate of Incorporation consistent with the DGCL and changing the name and registered office of Collier Creek.

“DTC” means the Depository Trust Company.

“Equity Incentive Plan” means the Utz Brands, Inc. 2020 Omnibus Equity Incentive Plan, which became effective on the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Family Member” means with respect to any individual, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such individual or any trust created for the benefit of such individual or of which any of the foregoing is a beneficiary.

“FDA” means the U.S. Food and Drug Administration.

“First Lien Term Loan” means that certain loan in an initial principal amount of $535.0 million pursuant to that certain First Lien Term Loan Credit Agreement, dated November 21, 2017 (the “Credit Agreement”), by and among Utz Quality Foods, Utz Brands Holdings, Bank of America, N.A. and the lenders party thereto, as amended from time to time.

“Forward Purchase Agreements” means the Forward Purchase Agreements, dated as of September 7, 2018, among Collier Creek, the Sponsor and Collier Creek’s independent directors, as applicable, pursuant to which the Sponsor and Collier Creek’s independent directors each agreed to purchase the Forward Purchase Shares and Forward Purchase Warrants in a private placement, which occurred concurrently with the Closing of the Business Combination.

“Forward Purchase Shares” means Collier Creek’s 3,500,000 Class A Ordinary Shares purchased pursuant to the Forward Purchase Agreements.

“Forward Purchase Warrants” means 1,166,666 redeemable warrants purchased pursuant to the Forward Purchase Agreements. Following the Domestication, each Forward Purchase Warrant was exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share. On December 14, 2020, the Company announced the redemption of all of its outstanding Public Warrants and Forward Purchase Warrants to purchase shares of its Class A Common Stock that were issued under the Warrant Agreement on the redemption date of January 14, 2021 (the “Warrant Redemption Date”). Prior to the Warrant Redemption Date, an aggregate of 15,802,379 Public Warrants and Forward Purchase Warrants were exercised, resulting in gross proceeds to the Company of $181.7 million, including 4,976,717 Public Warrants and Forward Purchase Warrants which were exercised during fiscal year 2021, resulting in gross proceeds of $57.2 million.

“Forward Purchases” means the purchases of the Forward Purchase Shares and Forward Purchase Warrants pursuant to the Forward Purchase Agreements.

“Founder Holders” means Chinh E. Chu, Jason K. Giordano and Roger K. Deromedi, and certain of their respective affiliates and Family Members.

“FTC” means the Federal Trade Commission.

“Heron” means Heron Holding Corporation, a Delaware corporation.

“Investor Rights Agreement” means the Investor Rights Agreement, dated August 28, 2020, entered into between the Company, the Continuing Members, the Sponsor Parties and the Sponsor Representative in connection with the Closing of the Business Combination.

“IPO” means Collier Creek’s initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement and completed on October 10, 2018.

“IPO registration statement” means the registration statement filed for Collier Creek’s IPO on Form S-1 declared effective by the SEC on October 4, 2018 (SEC File Nos. 333-227295 and 333-227703).

“IP Purchase” means the purchase and acquisition of the OTB IP by UQF on December 14, 2020, pursuant to an Asset Purchase Agreement, dated November 11, 2020 among UQF, Truco Seller and OTB Acquisition, LLC.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Local Laws” and the laws of the various states and localities where we operate and sell products.

“Organizational Documents” means the Bylaws and Certificate of Incorporation of the Company.

“OTB” refers to ON THE BORDER®.

“OTB IP” means certain intellectual property acquired from OTB Acquisition, LLC, including all rights to the OTB trademarks for use in the manufacture, sale and distribution of snack food products in the United States and certain other international markets.

“Preferred Stock” means the shares of Preferred Stock, par value $0.0001, authorized for future issuance by the Company under the Certificate of Incorporation.

“Private Placement” means the private placement by Collier Creek of 7,200,000 Private Placement Warrants to the Sponsor simultaneously with the closing of the IPO.

“Private Placement Warrants” means Collier Creek’s 7,200,000 warrants sold to the Sponsor simultaneously with the closing of the IPO in a Private Placement at a price of $1.50 per warrant. Following the Domestication, each Private Placement Warrant is exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share.

“Public Shares” means Collier Creek’s Class A Ordinary Shares sold in the IPO (whether they were purchased in the IPO or thereafter in the open market), which converted into shares of the Company’s Class A Common Stock in connection with the Domestication.

“Public Warrants” means the warrants sold by Collier Creek in the IPO (whether they were purchased in the IPO or thereafter in the open market). Following the Domestication, each Public Warrant was exercisable for one share of Class A Common Stock of the Company at a price of $11.50 per share. On December 14, 2020, the Company announced the redemption of all of its outstanding Public Warrants and Forward Purchase Warrants to purchase shares of its Class A Common Stock that were issued under the Warrant Agreement on the Warrant Redemption Date. Prior to the Warrant Redemption Date, an aggregate of 15,802,379 Public Warrants and Forward Purchase Warrants were exercised, resulting in gross proceeds to the Company of $181.7 million, including 4,976,717 Public Warrants and Forward Purchase Warrants which were exercised during fiscal year 2021, resulting in gross proceeds of $57.2 million. 30,928 Public Warrants remained unexercised on the Warrant Redemption Date and were redeemed for $0.01 per warrant.

“Related Agreements” means certain additional agreements entered into in connection with the Business Combination Agreement as further described in this prospectus.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Term Loan” means that certain loan in an initial principal amount of $125.0 million pursuant to that certain Second Lien Term Loan Credit Agreement, dated November 21, 2017, by and among Utz Quality Foods, Utz Brands Holdings, Bank of America, N.A. and the lenders party thereto, as amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B-1 Common Stock” means the Series B-1 non-voting common stock of the Company, par value $0.0001 per share.

“Series B-2 Common Stock” means the Series B-2 non-voting common stock of the Company, par value $0.0001 per share.

“Series R” means Series R of UM Partners, LLC, a series of a Delaware limited liability company.

“Series U” means Series U of UM Partners, LLC, a series of a Delaware limited liability company.

“Sponsor” means Collier Creek Partners LLC, a Delaware limited liability company. The Sponsor dissolved in October 2020.

“Sponsor Parties” means the Sponsor (prior to its dissolution), the Founder Holders and Collier Creek’s independent directors.

“Sponsor Representative” means one of Chinh E. Chu, Jason K. Giordano and Roger K. Deromedi or one of their controlled affiliates selected by the Founder Holders to act as the Sponsor’s representative in connection with the Business Combination.

“Sponsor Side Letter Agreement” means the Sponsor Side Letter Agreement, dated June 5, 2020, entered into by Collier Creek and the Sponsor Parties upon the signing of the Business Combination Agreement.

“Standstill Agreement” means the Standstill Agreement, dated August 28, 2020, entered into between the Company, the Continuing Members, the Sponsor, the Founder Holders and certain beneficial owners and related parties of the Continuing Members.

“Tax Receivable Agreement” or “TRA” means the Tax Receivable Agreement, dated August 28, 2020, entered into between the Company and the Continuing Members upon the completion of the Business Combination.

“Term Loans” means, collectively, the First Lien Term Loan and the Second Lien Term Loan.

“Third Amended and Restated Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Utz Brands Holdings, dated August 28, 2020, in place upon the completion of the Business Combination.

“Truco” means Truco Holdco Inc., a Delaware corporation.

“Truco Acquisition” means our purchase, through our subsidiary, Heron, of all of the issued and outstanding shares of common stock of Truco from Truco Seller.

“Truco Seller” means Truco Holdings LLC, a Delaware limited liability company.

“Trust Account” means the trust account of Collier Creek, which prior to the Closing held the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes.

“USDA” means United States Department of Agriculture.

“Utz Brands Holdings” or “UBH” means Utz Brands Holdings, LLC, a Delaware limited liability company.

“Utz Quality Foods” or “UQF” means Utz Quality Foods, LLC, a Delaware limited liability company.

“Warrant Agreement” means that Warrant Agreement, dated as of October 4, 2018, by and between the Company Continental Stock Transfer & Trust Company, as warrant agent.

“Warrants” means the Public Warrants, the Private Placement Warrants and Forward Purchase Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements may include statements relating to:

•	the financial position, capital structure, indebtedness, business strategy and plans and objectives of management for future operations;

•	the benefits of the Business Combination and subsequent acquisitions, dispositions and similar transactions;

•	the future performance of, and anticipated financial impact on, the Company;

•	expansion plans and opportunities; and

•	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control and the control of our directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ are set forth under the heading “Risk Factor Summary” below and those described under the section of this prospectus entitled “Risk Factors” or otherwise disclosed in our SEC reports, including those set forth in our Annual Report, which is incorporated by reference into this prospectus. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law.

RISK FACTOR SUMMARY

Our business involves significant risks and uncertainties that make an investment in it speculative and risky. The following is a summary list of the principal risk factors that could materially adversely affect our business, financial condition, liquidity and results of operations. These are not the only risks and uncertainties we face, and you should carefully review and consider the full discussion of our risk factors in the section titled “Risk Factors”, together with the other information in this prospectus and any prospectus supplement or free writing prospectus we may prepare.

Risks Related to Our Business:

•	Our gross profit margins may be impacted by a variety of factors, including but not limited to variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support.
•	Consumers’ loyalty to our brands may change due to factors beyond our control, which could have a material adverse effect on our business and operating results.
•	Demand for our products may be adversely affected by changes in consumer preferences and tastes or if we are unable to innovate or market our products effectively.

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•	We must expend resources to create consumer awareness, build brand loyalty and generate interest in our products. In addition, competitors may offer significant price reductions and consumers may not find our products suitably differentiated from products of our competitors.
•	Fluctuations in our results of operations from quarter to quarter because of changes in our promotional activities may impact, and may have a disproportionate effect on, our overall financial condition and results of operations.
•	Our reputation or brand image might be impacted as a result of issues or concerns relating to the quality and safety of our products, ingredients or packaging, and other environmental, social or governance matters, which in turn could negatively impact our operating results.
•	If our products become adulterated or are mislabeled, we might need to recall those items, and we may experience product liability claims and damage to our reputation.
•	Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may have a significant impact on our operating results and may disrupt our customer relationships.
•	We operate in the highly competitive snack food industry, which may reduce our ability to sell our products to our customers or consumers if we are unable to compete effectively.
•	We face competition in our business from private label, generic or store branded products which may result in price point pressures, leading to decreased demand for our products.
•	Changes in retail distribution arrangements can result in the temporary loss of retail shelf space and disrupt sales of food products, causing our sales to fall.
•	Our direct-to-warehouse delivery network system relies on a significant number of brokers, wholesalers and logistics companies. Such reliance could affect our ability to effectively and profitably distribute and market products, maintain existing markets and expand business into other geographic markets.
•	Our direct-store-delivery network system and regional third-party distributor network relies on a significant number of independent operators and third-party distributors, and such reliance could affect our ability to effectively and profitably distribute and market products, maintain existing markets and expand business into other geographic markets.
•	A disruption in the operation of the DSD network, regional third-party distributor network or DTW system could negatively affect our results of operations, financial condition and cash flows.
•	The evolution of e-commerce sales channels may adversely affect our business, financial condition or results of operations.
•	The rapid expansion of hard discounters may adversely affect our business, financial condition or results of operations.
•	Disruption to our manufacturing operations, supply chain or distribution channels could impair our ability to produce or deliver finished products and negatively impact our operating results.
•	The loss of, or a significant reduction in sales to, any key customer can adversely affect our business, financial condition or results of operations.
•	Our business, financial condition or results of operations may be adversely affected by increased costs, disruption of supply or shortages of raw materials, energy, water and other supplies.
•	Pandemics, epidemics or other disease outbreaks, such as COVID-19, may change or disrupt consumption and trade patterns, supply chains, and production processes, which could materially affect our operations and results of operations.
•	Our financial position may be adversely affected by an unexpected event carrying an insurance obligation for which we have inadequate coverage.
•	Changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation.
•	As a food manufacturing company, all of our products must be compliant with regulations by, among others, the FDA, the FTC, the USDA, and the Local Laws. In addition, a number of our products rely on independent certification that they are non-GMO, gluten-free, organic or Kosher. Any non-compliance with the FDA, or USDA, or the loss of any such certification could harm our business.
•	Potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations can have an adverse impact on our business, financial condition or results of operations.
•	We may be unable to successfully identify and execute or integrate acquisitions.

•	The geographic concentration of our markets may adversely impact us if we are unable to effectively diversify the markets in which we participate.
•	We may not be able to attract and retain the highly skilled people we need to support our business.
•	A portion of our workforce is represented by unions. Failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages, could cause our business to suffer.
•	We license certain trademarks to sell branded specialty products under popular household names, such as T.G.I. Friday’s®, which may require us to pay minimum annual royalty payments to the licensor.
•	We may not be successful in implementing our growth strategy, including without limitation, increasing distribution of our products, attracting new consumers to our brands, driving repeat purchase of our products, enhancing our brand recognition, and introducing new products and product extensions, in each case in a cost-effective manner, on a timely basis, or at all.
•	Impairment in the carrying value of goodwill or other intangible assets could have an adverse impact on our financial results.
•	Our performance may be impacted by general economic conditions or an economic downturn.
•	Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.

Risks Related to the Ownership of our Securities

•	Resales of shares of our Class A Common Stock could cause the market price of our Class A Common Stock to drop significantly, even if our business is doing well.
•	We are a holding company and our only material asset after the Closing of the Business Combination are our interest in UBH, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the TRA and pay dividends.
•	Pursuant to the TRA, we are required to pay to Continuing Members and/or the exchanging holders of Common Company Units, as applicable, 85% of the tax savings that we realized as a result of increases in tax basis in UBH’s assets as a result of the sale of Common Company Units for the cash consideration in the Business Combination, the purchase and redemption of the common units and preferred units in the Continuing Members and the future exchange of the Common Company Units for shares of Class A Common Stock (or cash) pursuant to the Third Amended and Restated Limited Liability Company Agreement and certain other tax attributes of UBH and tax benefits related to entering into the TRA, including tax benefits attributable to payments under the TRA, and those payments may be substantial. In certain cases, payments under the TRA may exceed the actual tax benefits we realize or be accelerated.
•	The NYSE may delist our Class A Common Stock from trading on its exchange, which could limit investors’ ability to make transactions in shares of our Class A Common Stock and subject us to additional trading restrictions.
•	Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our Class A Common Stock.
•	Delaware law, the Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
•	The Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.
•	Certain of our significant stockholders and Utz Brands Holdings members whose interests may differ from those of our other stockholders will have the ability to significantly influence our business and management.
•	The Certificate of Incorporation does not limit the ability of the successors to the Sponsor to compete with us.
•	Our business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.
•	We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
•	The valuation of our Private Placement Warrants could increase the volatility in our net income (loss) in our consolidated statements of earnings (loss).

•	The grant of registration rights to certain of our stockholders and holders of our Warrants and the future exercise of such rights may adversely affect the market price of our Class A Common Stock.
•	Our Private Placement Warrants may have an adverse effect on the market price of our Class A Common Stock.
•	We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
•	Compliance obligations under the Sarbanes-Oxley Act require substantial financial and management resources.
•	Our Warrants are required to be accounted for as liabilities rather than as equity and such requirement resulted in a restatement of our previously issued financial statements.
•	The restatement of our financial statements in May 2021 has subjected us to additional risks and uncertainties, including increased professional costs and increased possibility of legal proceedings.

We are also subject to other risks and uncertainties indicated in, or incorporated by reference into, this prospectus, including those set forth under the section of this prospectus entitled “Risk Factors” or otherwise disclosed in our SEC reports, including those set forth in our Annual Report, which is incorporated by reference into this prospectus. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We caution that the foregoing list of factors is not exclusive and investors should not place undue reliance upon any forward-looking statements, which speak only as of the date made.

THE COMPANY

This summary of the Company highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors,” “Cautionary Note Regarding Forward Looking Statements,” and “Unaudited Pro Forma Condensed Combined Financial Information,” included elsewhere in this prospectus and the information incorporated by reference, before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Frequently Used Terms.”

Overview

We are a leading manufacturer, marketer, and distributor of high-quality, branded snacking products in the United States. We produce a broad offering of salty snacks, including potato chips, pretzels, cheese snacks, veggie snacks, pork skins, pub/party mixes, and other snacks. As of January 3, 2021, we operate 14 manufacturing facilities with a broad range of capabilities, and our products are distributed nationally to grocery, mass, club, convenience, drug and other retailers through direct shipments, distributors, and more than 1,600 direct store delivery (“DSD”) routes. Our company was founded in 1921 in Hanover, Pennsylvania, and benefits from nearly 100 years of brand awareness and heritage in the salty snacks industry.

Business Combination with Collier Creek Holdings

On the Closing Date, we consummated the Business Combination with Utz Brands Holdings pursuant to the terms of the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, among other things, we domesticated into the State of Delaware from the Cayman Islands by filing a Certificate of Domestication and Certificate of Incorporation with the Secretary of State of the State of Delaware, upon which we changed our name to “Utz Brands, Inc.” and effected the Business Combination.

At the Closing, we (i) acquired certain common and preferred interests of the Continuing Members from third party members, and the Continuing Members then redeemed such common and preferred interests for, and we received, an equivalent value of Common Company Units of UBH, (ii) contributed cash in exchange for additional Common Company Units of UBH, and (iii) purchased additional Common Company Units and 100% of the managing interests of UBH from the Continuing Members. As part of the Business Combination, the Continuing Members (a) received certain cash considerations for the Common Company Units that they sold to us, (b) received such number of shares of newly issued non-economic Class V Common Stock in the Company equal to the Common Company Units that the Continuing Members retained in UBH, and a Common Company Units of UBH and a share of Class V Common Stock are exchangeable for one share of Class A Common Stock of we, (c) were entitled to receive certain restricted Common Company Units in UBH that would be vested under certain market conditions, which vested as of the Closing, and (d) entered into the Tax Receivable Agreement that requires us to pay to the Continuing Members 85% of the applicable cash savings, if any, in U.S. federal and state income tax determined based on certain attributes as defined in the TRA. On the Closing Date, we also entered into certain other Related Agreements, including the Third Amended and Restated Limited Liability Company Agreement, the Investor Rights Agreement, the Standstill Agreement and an employment offer letter with our Chief Executive Officer, Dylan Lissette.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. Since the aggregate worldwide market value of our Class A Common Stock held by non-affiliates exceeded $700.0 million as of the last business day of our most recently completed second fiscal quarter, we will not be an emerging growth company commencing on the last day of fiscal year 2021.

References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Corporate Information

We were incorporated under the name “Collier Creek Holdings” on April 30, 2018 as a Cayman Islands exempted company for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 28, 2020, we domesticated into a Delaware corporation and changed our name to “Utz Brands, Inc.” in connection with the Domestication. Our principal executive offices are located at 900 High Street, Hanover, Pennsylvania, 17331, and our telephone number is (717) 637-6644. Our website is www.utzsnacks.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus, under “Risk Factor” under Item 1A of Part I of our Annual Report incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Any of the following risks could materially and adversely affect our business, financial condition, results of operations or prospects. However, the selected risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

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USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, which may include funding our investment and acquisition activity, capital expenditures, repayment of indebtedness and working capital. The net proceeds may be invested temporarily in short-term securities until they are used for their stated purpose. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined balance sheet as of January 3, 2021 gives effect to the Warrant Exercises, the Warrants Redemption, and the Term Loan Refinancing, each as defined below, as if they were completed on January 3, 2021. The unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 gives pro forma effect to all of the following, as if they were completed on December 30, 2019, the first day of fiscal year 2020:

•	the Business Combination;

•	the Truco Acquisition and the IP Purchase (collectively, with the Truco Acquisition, the “Truco Transactions”); and

•	the exercise of certain of the outstanding Public Warrants and Forward Purchase Warrants (collectively, the “Warrant Exercises”) prior to the redemption of any Public Warrants and Forward Purchase Warrants remaining outstanding on January 14, 2021 (the “Warrants Redemption”) and the refinancing of the Company’s existing term loans and the Bridge Credit Agreement on January 20, 2021 related to the Truco Acquisition (the “Term Loan Refinancing”).

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined entity resulting from the combinations of the Company, UBH, Truco and the OTB IP (collectively, the “Combined Entity”) would have been had the Warrant Exercises, the Warrants Redemption, and the Term Loan Refinancing taken place on January 3, 2021, nor are they indicative of the results of operations of the Combined Entity for any future period. The unaudited pro forma condensed combined balance sheet adjustments reflect only the Warrant Exercises, Warrants Redemption, and the Term Loan Refinancing, as the Business Combination and the Truco Transactions are already reflected in our historical audited consolidated balance sheet as of January 3, 2021. The unaudited pro forma condensed combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the Combined Entity would have been had the Business Combination, the Truco Transactions, the Warrant Exercises, the Warrants Redemption, and the Term Loan Refinancing taken place on December 30, 2019, nor are they indicative of the results of operations of the Combined Entity for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical unaudited financial statements of CCH as of, and for the six months ended, June 30, 2020, included in the Quarterly Report on Form 10-Q filed by Collier Creek with the SEC on August 10, 2020;

•	the historical unaudited financial statements of Truco Holdco Inc. as of, and for the nine months ended, September 30, 2020, incorporated by reference into this prospectus; and

•	the historical audited financial statements for the predecessor and successor reporting of Utz Brands, Inc. as of, and for the fiscal periods ended, January 3, 2021 and August 28, 2020, incorporated by reference into this prospectus.

On May 20, 2020, the SEC adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (the “New Rules”). The New Rules amend, among other things, the SEC’s “significance” tests under which a registrant determines whether a business disposition or acquisition is “significant,” thereby requiring the filing of related Rule 3-05 financial information and pro forma financial information. The New Rules are effective January 1, 2021 for transactions consummated on or after such date, but the New Rules permit voluntary early compliance provided that a registrant applies the New Rules in their entirety from the date of early compliance. Utz adopted the New Rules effective as of, and has applied the New Rules in their entirety, as reasonably applied prior to the effective date of the New Rules, from and since, December 14, 2020.

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The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Combined Entity upon completion of the Business Combination, the Truco Transactions, the Warrant Exercises, the Warrants Redemption and the Term Loan Refinancing. The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information and described in the notes thereto reflect, among other things, the completion of the Business Combination, the Truco Transactions, the Warrant Exercises, the Warrants Redemption and the Term Loan Refinancing, and the impact of certain pro forma adjustments (and their tax effect at the estimated effective income tax rate applicable to such adjustments).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the New Rules and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, the Truco Transactions, the Warrant Exercises, the Warrants Redemption and the Term Loan Refinancing, and (2) factually supportable. The unaudited pro forma condensed combined financial information should not be relied on as being indicative of the historical results that would have been achieved had the transactions occurred on the dates indicated or the future results that the Company will experience. Utz has not had any historical relationship with CCH prior to the Business Combination, or with Truco Seller or the seller of the OTB IP prior to the Truco Transactions. Accordingly, no transaction accounting adjustments were required to eliminate activities between the parties.

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UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

AS OF JANUARY 3, 2021

(amounts in thousands, except for share information)	Utz Brands, Inc. (Successor) as of 1/3/2021 (as restated)	Term Loan Refinancing Transaction Accounting Adjustments		Pro Forma Combined Total
ASSETS
Current assets:
Cash and cash equivalents	46,831	(11,135	)(aaa)	35,696
Accounts receivable, net	118,305			118,305
Inventories	59,810			59,810
Prepaid and other assets	11,573			11,573
Current portion of notes receivable	7,666			7,666
Total current assets	244,185	(11,135)		233,050
Non-current assets:
Property, plant and equipment, net	270,416			270,416
Goodwill	862,183			862,183
Intangible assets, net	1,171,709			1,171,709
Non-current portion of notes receivable	20,000			20,000
Other assets	15,671			15,671
Total non-current assets	2,339,979			2,339,979
Total assets	2,584,164	(11,135)		2,573,029
LIABILITIES AND EQUITY
Current liabilities:
Current portion of term debt	469	7,200	(ddd)	7,669
Current portion of other notes payable	9,018			9,018
Accounts payable	57,254			57,254
Accrued expenses and other	80,788			80,788
Current portion of warrant liability	52,580	(52,580	)(ccc)	—
Total current liabilities	200,109	(45,380)		154,729
Long-term liabilities:
Non-current portion of term debt	778,000	(11,135	)(aaa)	704,947
		2,514	(bbb)
		(57,232	)(ccc)
		(7,200	)(ddd)
Non-current portion of other notes payable	24,564			24,564
Non-current accrued expenses and other	37,771			37,771
Deferred tax liability	73,786			73,786
Non-current warrant liability	85,032			85,032
Total non-current liabilities	999,153	(73,053)		926,100
Total liabilities	1,199,262	(118,433)		1,080,829
Commitments and contingencies
Equity (Deficit):
Shares of Class A Common Stock (Successor), $0.0001 par value; 1,000,000,000 shares authorized; 71,094,714 shares issued and outstanding at January 3, 2021	7	—	(ccc)	7
Shares of Class V Common Stock (Successor), $0.0001 par value; 61,249,000 shares authorized; 60,349,000 shares issued and outstanding at January 3, 2021	6			6
Additional paid-in capital (Successor)	793,461	142,526	(ccc)	935,987
Accumulated deficit (Successor)	(241,490)	(2,514	)(bbb)	(244,004)
Accumulated other comprehensive income	924			924
Total stockholders’ equity	552,908	140,012		692,920
Noncontrolling interest	831,994	(32,714	)(ccc)	799,280
Total equity	1,384,902	107,298		1,492,200
Total liabilities and equity	2,584,164	(11,135)		2,573,029

See accompanying notes to the unaudited pro forma condensed combined financial information

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UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

YEAR ENDED JANUARY 3, 2021

(amounts in thousands except for share information)	Collier Creek Holdings (Historical) From 1/1/2020 to 8/28/2020	Utz Brands, Inc. (Successor) for the period 8/29/2020 to 1/3/2021 (as restated)	Utz Brands Holdings, LLC (Predecessor) for the period 12/30/2019 to 8/28/2020	Business Combination Transaction Accounting Adjustments		Pro Forma for the Business Combination Subtotal	Truco Holdco Inc. for the period 1/1/2020 to 12/14/2020	Truco Transactions Accounting Adjustments		Term Loan Refinancing Transaction Accounting Adjustments		Pro Forma Combined Total
Net sales	—	325,648	638,662			964,310	189,919	—		—		1,154,229
Cost of goods sold	—	219,977	411,595	5,453	(a)	637,025	121,907	(8,607	)(cc)	—		750,325
Gross profit	—	105,671	227,067	(5,453)		327,285	68,012	8,607		—		403,904
Selling and administrative expenses
Selling	—	63,616	131,579	62	(a)	195,257	20,249			—		215,506
Administrative	13,526	43,871	64,050	9,878	(a)	141,552	32,531	8,937	(aa)	—		177,902
				10,227	(f)			(5,118	)(ee)
Total selling and administrative expenses	13,526	107,487	195,629	20,167		336,809	52,780	3,819		—		393,408
Gain on sale of assets
Gain on disposal of property, plant and equipment	—	109	79	—		188	—			—		188
Gain on sale of routes, net	—	749	1,264	—		2,013	—	—		—		2,013
Total gain on sale of assets	—	858	1,343	—		2,201	—	—		—		2,201
(Loss) income from operations	(13,526)	(958)	32,781	(25,620)		(7,323)	15,232	4,788		—		12,697
Other income (expense)
Interest income (expense)	1,612	(13,301)	(26,659)	(1,612	)(b)	(29,923)	(5,033)	5,033	(bb)	(9,930	)(ff)	(39,853)
Other income (expense)	—	(2,058)	1,271	10,037	(c)	(787)	11	—		—		(776)
Loss on remeasurement of warrant liability	—	(91,851)	—	—		(91,851)	—	—		17,547	(gg)	(74,304)
Other income (expense), net	1,612	(107,210)	(25,388)	8,425		(122,561)	(5,022)	5,033		7,617		(114,933)
(Loss) income before taxes	(11,914)	(108,168)	7,393	(17,195)		(129,884)	10,210	9,821		7,617		(102,236)
Income tax expense/ (benefit)	—	(267)	3,973	(2,438	)(d)	1,268	498	2,542	(d)	(1,438	)(d)	2,870
Net (loss) income	(11,914)	(107,901)	3,420	(14,757)		(131,152)	9,712	7,279		9,055		(105,106)
Net loss (income) attributable to noncontrolling interest	—	7,971	—	11,325	(e)	19,296	—	(7,516	)(e)	4,393	(e)	16,173
Net (loss) income attributable to controlling interest	(11,914)	(99,930)	3,420	(3,432)		(111,856)	9,712	(237)		13,448		(88,933)
Other comprehensive income
Interest rate swap	—	924	(7,463)	—		(6,539)	—	—		—		(6,539)
Comprehensive (loss) income	(11,914)	(99,006)	(4,043)	(3,432)		(118,395)	9,712	(237)		13,448		(95,472)
Earnings per share (Note 4)
Weighted average shares outstanding of Class A ordinary shares/Common Stock, basic and diluted	44,000,000	61,085,943	—									76,071,431
Basic and diluted earnings (loss) per share, Class A	0.04	(1.64)	—									(1.17)
Weighted average shares outstanding of Class B ordinary shares/Common Stock, basic and diluted	11,875,000	—	—									—
Basic and diluted earnings per share, Class B	(1.14)	—	—									—

See accompanying notes to the unaudited pro forma condensed combined financial information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Transactions

Basis of presentation

The unaudited pro forma condensed combined financial information has been prepared assuming the Business Combination and the Truco Acquisition are accounted for using the acquisition method of accounting with CCH and the Company as the accounting acquirers, respectively. The acquisition method of accounting is based on ASC 805, Business Combinations, and uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements (“ASC 820”), for which further detail is provided below. Under the acquisition method of accounting, the accounting acquirers’ assets and liabilities will retain their carrying values, and the assets and liabilities associated with the accounting acquirees will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of the net assets acquired, if applicable, will be recorded as goodwill.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

The basis of presentation for the IP Purchase is based on ASC 805-50 for asset acquisitions. In general, ASC 805-50 requires that the assets acquired be recognized based on their cost to the acquiring entity, which was determined to be the Company, which generally includes the transaction costs of the asset acquisition.

The transaction accounting adjustments represent management’s estimates based on information available as of the date of the filing of the pro forma condensed combined financial information and do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined. Unless otherwise noted, the pro forma statements and adjustments are presented in thousands.

A black line separates the predecessor and successor financial statements of the Company on the pro forma condensed combined statement of operations to highlight the lack of comparability and change in reporting entities between these two periods. Due to the Business Combination and the application of fair value adjustments to the Company’s net assets, different bases of accounting have been used to prepare the predecessor and successor condensed combined statement of operations for the period from December 30, 2019 to August 28, 2020 and from August 29, 2020 to January 3, 2021, respectively.

In conjunction with the consummation of the Business Combination and the Truco Acquisition, CCH and Truco have adopted the Company’s accounting policies. As a result of the adoption, there are no significant changes in accounting policies expected and no pro forma adjustments related to the alignment of the accounting policies are required.

The ownership retained by the sellers of UBH after the Business Combination between UBH and CCH is reflected as noncontrolling interest in the unaudited pro forma condensed combined statement of operations. For purposes of the unaudited pro forma condensed combined financial information, the noncontrolling interest ownership of the Company assumes that the Public Warrants and the Forward Purchase Warrants that were exercised prior to the Warrant Redemption Date, as defined below, had been exercised as of December 30, 2019, resulting in a noncontrolling interest ownership of approximately 44.2%.

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Description of the Transactions

Refer to Note 2. “Acquisitions” to our audited financial statements for the fiscal year ended January 3, 2021, incorporated herein by reference to our Annual Report.

Warrant Exercises and Warrant Redemption — On December 14, 2020, the Company announced the redemption of all of its outstanding Public Warrants and Forward Purchase Warrants to purchase shares of its Class A Common Stock that were issued under the Warrant Agreement on the Warrant Redemption Date. Prior to the Warrant Redemption Date, an aggregate of 15,802,379 Public Warrants and Forward Purchase Warrants were exercised as part of the Warrant Exercises, resulting in gross proceeds to the Company of $181.7 million, including 4,976,717 Public Warrants and Forward Purchase Warrants which were exercised during fiscal year 2021. As of the Redemption Date, 30,928 Public Warrants remained unexercised and were redeemed for $0.01 per warrant. The proceeds from the Warrant Exercises were used to repay a portion of the debt that was drawn down by the Company from the Bridge Credit Agreement (further details discussed below) in connection with the Truco Transactions.

Term Loan Refinancing — In connection with the Truco Transactions, on December 14, 2020, the Company entered into the Bridge Credit Agreement with a syndicate of banks, led by Bank of America. The Company withdrew $490.0 million, the proceeds of which were used to fund the Truco Acquisition and the IP Purchase. As of January 3, 2021, $370.0 million of the Bridge Credit Agreement, excluding $120.0 million which was repaid from the Warrant Exercises in fiscal year 2020, was still outstanding. On January 20, 2021, the Company entered into Amendment No. 2 to the First Lien Term Loan Credit Agreement in which the Company refinanced, in full, outstanding term loans under the Credit Agreement pursuant to refinancing term loans having a principal amount of $410.0 million, and the Company also borrowed an additional $310.0 million in incremental term loans (collectively, the “New Term Loans”). The proceeds from the Term Loan Refinancing were used by the Company to refinance in full existing term loans and repay in full the Bridge Credit Agreement. Certain finance costs of $8.4 million were incurred by the Company in the Term Loan Refinancing which were recognized as deferred financing fees.

Note 2 — Unaudited pro forma condensed combined balance sheet adjustments

Term Loan Refinancing Transaction Accounting Adjustments

The pro forma adjustments which give effect to the Warrant Exercises, the Warrants Redemption, and the Term Loan Refinancing related to the Truco Transactions included in the unaudited pro forma condensed combined balance sheet as of January 3, 2021 are as follows:

(aaa)	Reflects $2.8 million additional cash paid by the Company, after utilizing cash received in the Term Loan Refinancing and the Warrant Exercises, to fully repay the First Lien Term Loan and the Bridge Credit Agreement. This adjustment also reflects $8.4 million in financing costs incurred in the Term Loan Refinancing.

(bbb)	As a result of the Term Loan Refinancing, this adjustment represents the write-off of the commitment fees and deferred financing costs on the Bridge Credit Agreement that were unamortized as of January 3, 2021.

(ccc)	Reflects the derecognition of the warrant liability and the issuance of shares of Class A Common Stock upon the Warrant Exercises during fiscal year 2021 prior to the Warrant Redemption Date by the Company. Proceeds received as a result of the Warrant Exercises were used to repay debt in the Term Loan Refinancing as discussed in (aaa). This adjustment also reflects the reduction to the non-controlling interest ownership percentage from 45.9% to 44.2% as a result of the Class A shares issued.

(ddd)	Reclassification of a portion of the refinanced Term Loans from non-current to current debt.

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Note 3 — Unaudited pro forma condensed combined statement of operations adjustments

The pro forma adjustments which give effect to the Business Combination, the Truco Transactions, and the Term Loan Refinancing are discussed in the sections below. Adjustments to income tax expense are reflective of the pro forma adjustments using a pro forma effective tax rate of 25.96% and 25.88% for the Company and Truco, respectively, for the fiscal year ended January 3, 2021. Those income tax expense adjustments are noted as (d) on the unaudited pro forma condensed combined statement of operations. Pro forma adjustments to allocate total combined net income (loss) attributable to noncontrolling interest based on the pro forma noncontrolling interest ownership of approximately 44.2% as of January 3, 2021 is noted as (e) on the unaudited pro forma condensed combined statement of operations.

Business Combination Transaction Accounting Adjustments

The pro forma adjustments which give effect to the Business Combination included in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 are as follows:

(a)	Represents adjustments to incorporate additional tangible and intangible assets depreciation and amortization for the step up basis from purchase price accounting (“PPA”) at the closing of the Business Combination. The following table is a summary of certain intangible assets acquired, including information used to calculate the pro forma change in amortization expenses that is adjusted to administrative expenses:

Identifiable intangible assets	Fair Value (in thousands)	Useful Life (in years)	Amortization Expense for the period from December 30, 2019 to August 28, 2020 (in thousands)
Indefinite lived trade names	$355,500	Indefinite	n/a
Finite lived trade names	56,000	15	2,489
Customer relationships	443,500	25	11,827
Technology	43	5	6
Master distribution rights	2,221	15	99
Company owned routes	13,886	Indefinite	n/a
Total	$871,150		$14,421
Less: Historical amortization expenses			5,100
Pro forma adjustment			$9,321

Pro forma adjustments for depreciation expenses to cost of goods sold are $5.5 million, to selling expenses are $0.1 million, and to administrative expenses are $0.5 million for the fiscal year ended January 3, 2021.

(b)	Elimination of interest income of CCH on the Trust Account resulting from the release of cash held in the Trust Account that was used to fund the Business Combination.

(c)	Reflects the adjustment to interest expense associated with the paydown of the predecessor’s indebtedness upon consummation of the Business Combination. The decreased interest expense reflects the interest expense on the historical First Lien Term Loan, less the change in interest expense as recalculated to reflect the debt paid down on the First Lien Term Loan, and incorporating the amortization of debt issuance costs recognized. The interest expense adjustment is reflected in the table below:

For the period from December 30, 2019 to August 28, 2020 (in thousands)
Outstanding First Lien Term Loan	$416,513
Interest rate	4.8%
Interest on First Lien Term Loan	$13,418
Other interest expense	3,204
Total pro forma interest expense	16,622
Less: Interest on UBH historical debt	(26,659)
Pro forma adjustment to interest expense (income)	$(10,037)

(f)	Reflects an adjustment for the difference between the predecessor’s historical share-based compensation expense and the share-based compensation expense related to replacement awards for the 2020 LTIP RSUs, as well as new awards issued to certain participants in the Equity Incentive Plan.

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Truco Transactions Accounting Adjustments

The pro forma adjustments which give effect to the Truco Transactions included in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 are as follows:

(aa)	Represents adjustments for intangible asset amortization as a result of the fair value adjustment of certain identifiable intangible assets that were acquired through the Truco Acquisition. The identifiable intangible assets include the existing customer relationships of Truco that have a fair value of $225.0 million and a useful life of 15 years.

(bb)	Reflects the reversal of interest expense due to the repayment of Truco’s term loans at the closing of the Truco Acquisition. The transaction accounting adjustments to interest expense as a result of the Term Loan Refinancing are discussed in tick mark (ff).

(cc)	Represents the adjustment to eliminate royalty fees, as the OTB license agreement between Truco and the IP Seller was terminated as a result of the IP Purchase.

(ee)	Represents the adjustment to reverse amortization related to the OTB license agreement between Truco and the IP Seller. No amortization is considered for the trademark assets acquired in the IP Purchase as management has determined the OTB IP to be an indefinite-lived asset.

Term Loan Refinancing Transaction Accounting Adjustments

The pro forma adjustment which gives effect to the Warrant Exercises, the Warrants Redemption, and the Term Loan Refinancing related to the Truco Transactions included in the unaudited pro forma condensed combined statement of operations for the year ended January 3, 2021 is as follows:

(ff)	To record the interest expense and amortization of debt issuance costs and discount for the New Term Loans as if they were entered into as of December 30, 2019 and the reversal of interest expense and amortization of debt issuance costs for the First Lien Term Loan as if it was refinanced as of December 30, 2019. Additionally, this adjustment reflects the $2.5 million write-off of unamortized commitment fees and deferred financing costs for the Bridge Credit Agreement as a result of the Term Loan Refinancing. The interest rate of the refinanced Term Loan was determined based on the monthly LIBOR for the relevant period with a spread of 3.0%. Additional interest of $2.0 million is due to the incremental interest on a variable-to-fixed interest rate swap with a fixed interest rate of 4.34% on $250.0 million of debt.

For the year ended January 3, 2021 (in thousands)
Refinanced Term Loan principal	$720,000
Interest rate	3.53%
Interest expense of Refinanced Term Loan	25,407
Additional interest for certain portion of refinanced term loan due to interest rate swap from variable-to-fixed	2,026
Amortization of debt issuance costs and discount on Refinanced Term Loan	1,195
Bridge Credit Agreement commitment fees and deferred financing costs	2,514
Total	31,142
Less:
Outstanding UBH First Lien Term Loan	416,513
Interest rate	4.84%
Interest expense on UBH First Lien Term Loan	(20,155)
Interest on Bridge Credit Agreement recognized in fiscal year 2020	(1,057)
Pro forma adjustment to interest expense	$9,930

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(gg)	Represents a reversal of expense that was recognized in fiscal year 2020 for the remeasurement of the warrant liability related to the Public Warrants and Forward Purchase Warrants included in the Warrants Exercise. The pro forma expense related to the remeasurement of the warrant liability reflects only the Private Placement Warrants, which were not subject to the Warrants Exercise.

(in thousands)
Private Placement Warrants outstanding	7,200
Fair value of Private Placement Warrants at December 30, 2019	$1.49
Fair value of Private Placement Warrants at January 3, 2021	11.81
Expense due to the remeasurement of the warrant liability	$(74,304)
Less: expense recognized by UBI in Successor period for the remeasurement of the warrant liability	(91,851)
Pro forma adjustment	$17,547

Note 4 — Pro Forma Earnings per Share

The weighted average pro forma basic and diluted number of shares is reflective of the issuance of shares of Class A Common Stock outstanding as a result of the Business Combination, the Warrant Exercises, and the Warrants Redemption as if the shares were outstanding as of the beginning of fiscal 2020. The Pro Forma Earnings per Share is calculated based on pro forma net loss attributable to controlling interest divided by the weighted average pro forma basic and diluted number of shares. The pro forma diluted earnings per share does not consider the impact of certain securities that would be anti-dilutive due to the pro forma net loss position, and thus pro forma basic and diluted earnings per share are the same value.

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DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock made as of the date of this prospectus does not purport to be complete. You should refer to our Organizational Documents and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is part. The summary below is also qualified by reference to the provisions of the DGCL, as applicable.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 1,064,249,000 shares, consisting of:

•	1,000,000 shares of Preferred Stock, par value $0.0001 per share;

•	1,000,000,000 shares of Class A Common Stock, par value $0.0001 per share;

•	1,000,000 shares of Series B-1 Common Stock, par value $0.0001 per share;

•	1,000,000 shares of Series B-2 Common Stock, par value $0.0001 per share; and

•	61,249,000 shares of Class V Common Stock, par value $0.0001 per share.

As of August 31, 2021, our issued and outstanding capital stock consisted of: (i) 76,570,374 shares of Class A Common Stock held of record by approximately 33 holders, (ii) 60,349,000 shares of Class V Common Stock held of record by two holders, (iii) no shares of Series B-1 Common Stock or Series B-2 Common Stock, (iv) no shares of Preferred Stock, and (v) 7,200,000 Private Placement Warrants held of record by three holders. Such numbers do not include DTC participants of beneficial owners holding securities through nominee names.

Class A Common Stock

All shares of Class A Common Stock are fully paid and non-assessable.

Voting rights.  Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock vote together with holders of Class V Common Stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend Rights.  Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company Board out of funds legally available therefor.

Rights upon liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A Common Stock, then outstanding, if any.

Other rights.  The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock are subject to those of the holders of any shares of our Preferred Stock may issue in the future.

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Class B Common Stock

All of the shares of Class B Common Stock immediately converted into shares of our Class A Common Stock upon completion of the Business Combination.

Voting rights.  Except as required by law, holders of Class B Common Stock are not entitled to any voting rights with respect to such Class B Common Stock.

Dividend rights.  Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class B Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company Board out of funds legally available therefor; provided, however, that the record date with respect to any share of Class B Common Stock for any such dividend or other distribution so declared shall be the day prior to the date of such Class B Common Stock being converted into Class A Common Stock in accordance with the Sponsor Side Letter Agreement, and such dividend or other distribution will be paid in accordance with the Sponsor Side Letter Agreement.

Rights upon liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class B Common Stock are not entitled to receive any of our assets (other than to the extent such liquidation, dissolution or winding up constitutes a Conversion Event (as defined in the Sponsor Side Letter Agreement), in which case such Class B Common Stock shall, in accordance with the Certificate of Incorporation, automatically convert to Class A Common Stock and the holders of such resulting Class A Common Stock shall be treated as a holder of Class A Common Stock).

Other rights.  The Class B Common Stock automatically converts into shares of our Class A Common Stock on a one-to-one basis upon the occurrence of any Conversion Event (as defined in the Sponsor Side Letter Agreement), which occurred upon the Closing of the Business Combination.

Class V Common Stock

All shares of Class V Common Stock are fully paid and non-assessable.

Voting rights.  Each holder of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). Holders of shares of Class V Common Stock vote together with holders of the Class A Common Stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V Common Stock, as such, will have no voting power pursuant to the Certificate of Incorporation with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights.  The holders of the Class V Common Stock may not participate in any dividends declared by the Company Board.

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Rights upon liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V Common Stock are not entitled to receive any of our assets.

Other rights.  The holders of shares of Class V Common Stock do not have preemptive, subscription, redemption or conversion rights. There is no redemption or sinking fund provisions applicable to the Class V Common Stock.

Issuance and Retirement of Class V Common Stock.  In the event that any outstanding share of Class V Common Stock ceases to be held directly or indirectly by a holder of a Common Company Units, such share will automatically be transferred to us and cancelled for no consideration. We will not issue additional shares of Class V Common Stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance of Common Company Units in accordance with the governing documents of Utz Brands Holdings.

Preferred Stock

The Certificate of Incorporation authorizes the Company Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. The Company Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock and the Class V Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. At present, we have no plans to issue any Preferred Stock.

Dividends

The payment of future dividends on the shares of Class A Common Stock will depend on our financial condition after the completion of the Business Combination subject to the discretion of the Company Board. Subject to the determination of the Company Board, we intend to pay a regular quarterly cash dividend initially set at approximately $0.20 per common share per annum. There can be no guarantee that such cash dividends will be declared. Our ability of to declare dividends may be limited by the terms of any other financing and other agreements entered into by us or our subsidiaries from time to time.

We are a holding company with no material assets other than our interest in Utz Brands Holdings. We intend to cause Utz Brands Holdings to make distributions to holders of Common Company Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Third Amended and Restated Limited Liability Company Agreement provides that pro rata cash distributions be made to holders of Common Company Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” We anticipate that the distributions we will receive from Utz Brands Holdings may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Company Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Class A Common Stock. We has no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Common Company Units, to maintain one-for-one parity between Common Company Units held by us and shares of our Class A Common Stock.

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Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Company Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Company Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of us by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock. The Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or Stockholders Meeting of such stockholders and may not be effected by any consent in writing by such holders unless such action is recommended or approved by all directors of the Company Board then in office, except that holders of Class V Common Stock or one or more series of Preferred Stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A Common Stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A Common Stock may be to enable the Company Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the Company Board will determine the number of directors who will serve on the Company Board. Under the Certificate of Incorporation, the Company Board is divided into three classes designated as Class I, Class II and Class III. Class I directors initially serve for a term expiring at the first annual meeting of stockholders following the Closing. Class II and Class III directors initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Company Board.

In addition, the Certificate of Incorporation provides that any vacancy on the Company Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Investor Rights Agreement and any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his successor is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Company Board will shorten the term of any incumbent director.

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Business Combinations

We have elected not to be governed by Section 203 of the DGCL. Notwithstanding the foregoing, the Certificate of Incorporation provides that we will not engage in any “business combinations” (as defined in the Certificate of Incorporation), at any point in time at which our Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any “interested stockholder” (as defined in the Certificate of Incorporation) for a three-year period after the time that such person became an interested stockholder unless:

•	prior to such time, the Company Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Company Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding shares of our voting stock which is not owned by the interested stockholder.

Under the Certificate of Incorporation, a “business combination” is defined to generally include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The Certificate of Incorporation expressly excludes certain of our stockholders with whom we entered into the Investor Rights Agreement, certain of their respective transferees and their respective successors and affiliates from the definition of “interested stockholder” irrespective of the percentage ownership of the total voting power beneficially owned by them. Under certain circumstances, such provisions in the Certificate of Incorporation make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, such provisions in the Certificate of Incorporation could have an anti-takeover effect with respect to certain transactions which the Company Board does not approve in advance. Such provisions may encourage companies interested in acquiring us to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of the Company Board a majority of the total number of directors then in office constitutes a quorum for all purposes.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

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General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Company Board, the Chairman of the Board or the Chief Executive Officer.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Company Board or a committee of the Company Board. For any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of our stockholders following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be August 27 of the preceding calendar year). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Stockholder Parties (as defined in the Bylaws) so long as the Investor Rights Agreement remains in effect. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Certificate of Incorporation and the Bylaws provide that the Company Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Any amendment, alteration, rescission or repeal of the Bylaws by our stockholders requires the affirmative vote of the holders of at least 66-2/3%, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority, in case of any other provisions, in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that Article X therein, including the provisions therein regarding competition and corporate opportunities, may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 80% in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. The Certificate of Incorporation provides that Article V, Article VI, Article VII, Article VIII, Article IX, Article XII and Article XIII therein, including the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66-2/3% in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	The provision requiring a 66-2/3% supermajority vote, in case of provisions in Article I, Article II and Article IV of the Bylaws, and a majority vote, in case of any other provisions, for stockholders to amend the Bylaws;

•	The provisions providing for a classified Company Board (the election and term of directors);

•	The provisions regarding filling vacancies on the Company Board and newly created directorships;

•	The provisions regarding resignation and removal of directors;

•	The provisions regarding calling special meetings of stockholders;

•	The provisions regarding stockholder action by written consent;

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•	The provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	The provisions regarding the election not to be governed by Section 203 of the DGCL;

•	The provisions regarding the selection of forum (See “— Exclusive Forum”); and

•	The amendment provision requiring that the above provisions be amended only with an 66-2/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Company Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former director, officer, other employee, agent or stockholder to us or our stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against us or any of our current or former director, officer, other employee, agent or stockholder (a) arising pursuant to any provision of the DGCL, the Certificate of Incorporation (as it may be amended or restated) or the Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against us or any of our current or former director, officer, other employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XII of the Certificate of Incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Certificate of Incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable. Although we believe this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors, officers and other employees.

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Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our employees or employees of our subsidiaries. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or any of his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or herself or its or his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to, or acquired or developed by a non-employee director solely in his or her capacity as our director or officer. To the fullest extent permitted by law, a corporate opportunity shall not be deemed to be a potential corporate opportunity for us if it is a business opportunity that (i) we are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of our business or is of no practical advantage to us, (iii) is one in which we have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of a member of the Company Board or such member’s affiliate over which such member of the Company Board has no direct or indirect influence or control, including, but not limited to, a blind trust.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages for any breach of fiduciary duty as a director The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that we must indemnify and advance expenses to directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Stockholder Registration Rights

At the Closing, we entered into the Investor Rights Agreement, pursuant to which, among other things, the Sponsor’s successors, the Continuing Members and Collier Creek’s independent directors have specified rights to require us to register all or a portion of their shares under the Securities Act. The defined term Registrable Securities therein includes the shares of Class A Common Stock and Warrants to purchase Class A Common Stock issued in connection with the Domestication. We previously filed a registration statement, in part, to satisfy our obligations under the Investor Rights Agreement.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing of the Business Combination, the Company ceased to be a shell company and at least one year has elapsed from the time that the Company filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Now that Rule 144 has become available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A Common Stock or Private Placement Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; and

•	the average weekly reported trading volume of our Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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Transfer Agent

The transfer agent for our Class A Common Stock is Continental Stock Transfer & Trust Company.

Listing

Our Class A Common Stock is listed on NYSE under the symbol “UTZ”.

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DESCRIPTION OF DEPOSITARY STOCK

We may issue preferred stock either separately or represented by depositary stock. We may also, at our option, elect to issue fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary stock, each of which will represent a fraction of a share of a particular series of stock, to be described in an applicable prospectus supplement.

The shares represented by depositary stock will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50.0 million. Subject to the terms of the deposit agreement, each owner of a depositary stock will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary stock, to all of the rights and preferences, if any, of the stock represented thereby, including any dividend, voting, redemption, conversion and liquidation right. The depositary stock will be evidenced by depositary receipts issued pursuant to the deposit agreement. A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

The particular terms of any depositary stock offered by any prospectus supplement will be described in the prospectus supplement relating to such securities.

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DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Utz Brands, Inc. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

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Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

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•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•	if the debt securities of the series are to be convertible into or exchangeable for cash or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

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•	whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See the section entitled “Book-Entry; Delivery and Form; Global Securities.”

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A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

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•	if requested, the trustee receives from us an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

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•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)	the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

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(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

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•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

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The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

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Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF GUARANTEES

We may issue guarantees of debt securities and other securities.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional term of the guarantees.

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DESCRIPTION OF WARRANTS

Private Placement Warrants

Each whole Private Placement Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below. The Founder Holders or their permitted transferees have the option to exercise the Private Placement Warrants on a cashless basis. If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A Common Stock over the exercise price of the Warrants by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. The reason that we have agreed that these Private Placement Warrants will be exercisable on a cashless basis so long as they are held by the Founder Holders or their permitted transferees is because the period during which they will be affiliated with us following the Business Combination is not known. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have adopted an Insider Trading Policy and other policies that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, we believe that allowing the holders to exercise such Private Placement Warrants on a cashless basis is appropriate.

The Private Placement Warrants (including the Class A Common Stock issuable upon exercise of the Private Placement Warrants) did not become transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they are not redeemable by us so long as they are held by the Founder Holders or their permitted transferees. Pursuant to the Warrant Agreement, a holder of a Private Placement Warrant may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Private Placement Warrants may be exercised at a given time by a Warrant holder. The Private Placement Warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, to occur on August 28, 2025, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A Common Stock pursuant to the exercise of a Private Placement Warrant and will have no obligation to settle the exercise of such Private Placement Warrant unless a registration statement under the Securities Act with respect to the Class A Common Stock underlying the Private Placement Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Private Placement Warrant will be exercisable and we will not be obligated to issue a Class A Common Stock upon exercise of a Private Placement Warrant unless the Class A Common Stock issuable upon the exercise of such Private Placement Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Private Placement Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Private Placement Warrant, the holder of such Private Placement Warrant will not be entitled to exercise such Private Placement Warrant and such Private Placement Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Private Placement Warrant.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Common Stock issuable upon exercise of the Warrants. We filed with the SEC a registration statement that is intended to register such shares of Class A Common Stock under the Securities Act. We will use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.

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Anti-dilution Adjustments

If the number of outstanding Class A Common Stock is increased by a share capitalization payable in Class A Common Stock, or by a split-up of ordinary shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase Class A Common Stock at a price less than the fair market value will be deemed a share capitalization of a number of shares of Class A Common Stock equal to the product of   (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) the quotient of  (x) the price per share of Class A Common Stock paid in such rights offering and (y) the fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Private Placement Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Private Placement Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Private Placement Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants is adjusted, as described above, the Private Placement Warrants exercise price will be adjusted by multiplying the Private Placement Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Private Placement Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Private Placement Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Private Placement Warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Private Placement Warrants would have received if such holder had exercised their Private Placement Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Private Placement Warrants properly exercises the Private Placement Warrant within thirty days following public disclosure of such transaction, the Private Placement Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Private Placement Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Private Placement Warrants when an extraordinary transaction occurs during the exercise period of the Private Placement Warrants pursuant to which the holders of the Private Placement Warrants otherwise do not receive the full potential value of the Private Placement Warrants.

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The Private Placement Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Private Placement Warrants to make any change with respect to the Private Placement Warrants.

The Private Placement Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Private Placement Warrants being exercised. The Private Placement Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Private Placement Warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the Private Placement Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Private Placement Warrants. If, upon exercise of the Private Placement Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the Private Placement Warrant holder.

Additional Warrants

We may issue additional warrants to purchase Class A Common Stock, preferred stock and debt securities. Each such additional warrant will entitle the holder to purchase for cash a number of shares of Class A Common Stock, preferred stock or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Such additional warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Such warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of such warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any such warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any new series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price or prices of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

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•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	if appropriate, a discussion of material United States federal income tax considerations.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders, subject to the terms of such stock purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our Class A Common Stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may, subject to the terms of such stock purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of Class A Common Stock or preferred stock. The price per share of our Class A Common Stock or preferred stock and number of shares of our Class A Common Stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, Class A Common Stock, preferred stock or depositary stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The stock purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more shares of Class A Common Stock, preferred stock, depositary stock, debt securities, guarantees of debt securities, warrants, subscription rights, stock purchase contracts or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

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BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

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We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee (or our or its agents) will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)	we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or

(3)	if applicable to the particular type of security, there shall have occurred and be continuing an event of default.

These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

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Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

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PLAN OF DISTRIBUTION

General

We may sell the securities being offered by this prospectus by one or more of, or a combination of, the following methods from time to time:

•	On the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	In privately negotiated transactions;

•	In underwritten transactions;

•	In a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	Through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	In ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	Through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	Through the distribution of the securities by any Selling Holder to its partners, members or stockholders;

•	In short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	By pledge to secured debts and other obligations;

•	To or through underwriters or agents;

•	“At the market” or through market makers or into an existing market for the securities; or

•	Any other method permitted pursuant to applicable law.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. We may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

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If indicated in an applicable prospectus supplement, we may sell shares of our Class A Common Stock under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling shareholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

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We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us, and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We a may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings

Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholders subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:

•	whether Class A Common Stock, preferred stock, depositary stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the number of those securities or warrants that will be offered under the stockholder subscription rights;

•	the period during which and the price at which the stockholder subscription rights will be exercisable;

•	the number of stockholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•	any other material terms of the stockholder subscription rights.

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Indemnification; Other Relationships

We may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our Class A Common Stock, which are listed on the NYSE. Any Class A Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than Class A Common Stock, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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LEGAL MATTERS

Cozen O’Connor P.C., Philadelphia, Pennsylvania has passed upon the validity of the Class A Common Stock and Private Placement Warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The audited consolidated financial statements of Utz Brands, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated balance sheet of Truco Holdco Inc. as of December 31, 2019, and the related consolidated statements of income, stockholder's equity, and cash flows for the year ended December 31, 2019, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of RSM US LLP, independent auditors, upon the authority of said firm as experts in accounting and auditing.

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Utz Brands, Inc.

Primary Offering of

$750,000,000

Class A Common Stock

Preferred Stock

Depositary Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Subscription Rights

Stock Purchase Contracts and

Units

PROSPECTUS

September 14, 2021